UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2014

VULCAN MATERIALS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey	001-33841	20-8579133
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1200 Urban Center Drive
Birmingham, Alabama 35242
(Address of principal executive offices) (zip code)

(205) 298-3000
Registrant's telephone number, including area code:

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On January 23, 2014, Vulcan Materials Company (the “Company”) and Cementos Argos S.A., a multiregional company based in Colombia, South America (the “Purchaser”), entered into an Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company will sell its cement business and concrete businesses in the Florida area to Purchaser. The sale will result in gross cash proceeds of $720 million to the Company, which is retaining all of its aggregates operations in Florida. As part of the transaction, the Company has entered into a supply agreement to continue to provide aggregates to the divested concrete facilities, at market prices, for a period of 20 years. The assets being acquired by Purchaser are located in Florida and south Georgia, and include Vulcan’s Newberry, Florida cement plant, Tampa and Port Manatee cement terminals and grinding facilities, 65 ready-mixed concrete sites and 12 concrete block and building material sites. The Company is retaining its ground calcium operations of its cement segment. The transaction, which is subject to regulatory approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary closing conditions, is expected to close in the first quarter of 2014.

The Company and Purchaser have made customary representations, warranties and covenants in the Purchase Agreement. The representations and warranties may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Purchase Agreement or contained in confidential disclosure schedules. Those disclosure schedules contain information that modify, qualify or create exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, some of those representations and warranties (i) may not be accurate or complete as of any specified date and are modified, qualified and created in important part by the underlying disclosure schedules, (ii) may be subject to a contractual standard of materiality different from that generally applicable to shareholders, or (iii) may have been used for the purpose of allocating risk between the parties to the Purchase Agreement rather than establishing matters as facts. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 23, 2014, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing that the Company has entered into the Purchase Agreement.

Exhibit 99.1 attached hereto is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-looking Statements

This Current Report on Form 8-K, including the exhibits incorporated herein by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and such forward-looking statements involve risks and uncertainties. Except for historical information, matters discussed above, including statements regarding the closing of the transaction, are forward-looking statements based on management’s estimates, assumptions and projections. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed above. Important factors that could affect performance and cause results to differ materially from management’s expectations are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as updated from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”). These factors include, without limitation, the possibility that the closing of this transaction may be delayed or may not occur; regulatory matters involving antitrust and other issues that could affect the closing of the transaction; and the general economic conditions of the regions and industries in which the Company operates. The Company’s forward-looking statements are based on management’s current views and assumptions regarding future events and speak only as of their dates. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this document except as required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement dated as of January 23, 2014, by and among Florida Rock Industries, Inc. and Florida Cement, Inc. and Argos Cement LLC and Argos Ready Mix, with Vulcan Materials Company and Cementos Argos S.A. as Guarantors.*

99.1	Press Release of Vulcan Materials Company, dated January 23, 2014.

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K under the Exchange Act. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vulcan Materials Company

Date: January 23, 2014	By:	/s/ Michael R. Mills
	Name:	Michael R. Mills
	Title:	Sr. Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of January 23, 2014, by and between Vulcan Materials Company and Cementos Argos S.A.*

99.1	Press Release of Vulcan Materials Company, dated January 23, 2014.

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K under the Exchange Act. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.